Exhibit 10.6

                            NOTE EXTENSION AGREEMENT

                             Dated: ______ __, 2005

     This Note Extension Agreement ("Agreement") is made as of _______ ___, 2005 between Phase III Medical, Inc. (formerly Corniche Group Incorporated) (the "Company") and _________________________ (the "Lender").

     1. Background. On _____________, 200__ the Lender advanced to the Company the principal sum of $___________, which loan was evidenced by a promissory note dated that date (the "Note"). The Note was originally due ____ days after the date of issuance. Principal payments of $___________ have been made to date, so that the principal sum of $_________ remains due and owing.

     2. Extension. Notwithstanding the original term of the Note, and notwithstanding any defaults prior to the date hereof, the Lender agrees that no further payments shall be due on the Note until ___________ ___, 2005 (the "Maturity Date"), when all principal and accrued interest shall be due and payable. Interest on the unpaid principal amount shall be payable monthly in arrears on the last day of each calendar month.

     3. Other Modifications. Notwithstanding any interest term in the Note, interest shall accrue from the date hereof through the Maturity Date at a rate of ____% per annum. All interest has been paid through __________ ___, 2005. The Lender shall have no further rights to acquire any securities of the Company by reason of this Note and/or by reason of any default or delay in payment hereunder. This Note shall not be deemed in default so long as payment is made on the Maturity Date.

     4. Attachment to Note. The Lender agrees to attach an original of this Agreement to the original Note.

     5. Representations by Lender. The Lender represents and warrants that it remains the owner of the Note, and that it has never endorsed, assigned, transferred, encumbered or otherwise disposed of the Note to any other person or persons or to any other firm, corporation, or partnership. The Lender agrees not to transfer the Note prior to the Maturity Date. The Lender agrees to indemnify the Company against any loss, damage, or liability (including reasonable attorneys' fees) resulting from or arising out of any breach of the representations and agreements made by the Lender, including without limitation any claims, suits, or actions by any person or entity that it is the lawful holder or owner of the Note.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

PHASE III MEDICAL, INC.
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                                                            (Lender)
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